SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                   ENCORE ACQUISITION COMPANY
       (Exact Name of Registrant as Specified in its Charter)

         Delaware                               75-2759650
    (State of Incorporation                 (I.R.S. Employer
      or Organization)                     Identification no.)

   777 Main Street, Suite 1400
     Fort Worth, Texas                              76102
(Address of Principal Executive Offices)         (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check
the following box.   [  ]

Securities Act registration statement file number to which this form relates: 333-47540

Securities to be registered pursuant to Section 12(b) of the
Act:

     Title of Each Class          Name of Each Exchange on Which
     to be so Registered          Each Class is to be Registered
---------------------------      -------------------------------

       Common Stock,                   New York Stock Exchange
   par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the
Act:

                               None

Item 1.  Description of Registrant's Securities to be
Registered.

         Reference is made to the information set forth under the sections captioned "Description of Capital Stock" and "Shares Available For Future Sale" in the Prospectus forming a part of the Registrant's Registration Statement on Amendment No. 1 to Form S-1, Registration No. 333-47540, filed with the Securities and Exchange Commission on December 15, 2000, which is incorporated herein by reference.

Item 2.  Exhibits.

3.1 Form of Second Amended and Restated Certificate of
Incorporation of Encore Acquisition Company (incorporated by reference to Exhibit 3.1 to the Registrant's
Registration Statement on Amendment No. 1 to Form S-1,
Registration No. 333-47540, filed with the Securities and Exchange Commission on December 15, 2000.)

3.2 Form of Second Amended and Restated By-Laws of Encore
Acquisition Company (incorporated by reference to Exhibit
3.2 to the Registrant's Registration Statement on Amendment
No. 1 to Form S-1, Registration No. 333-47540, filed with the Securities and Exchange Commission on December 15,
2000.)

4.1 Specimen certificate of Encore Acquisition Company
(incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Amendment No. 1 to
Form S-1, Registration No. 333-47540, filed with the
Securities and Exchange Commission on December 15, 2000.)

99.1 Registration Statement on Amendment No. 1 to Form S-1,
Registration No. 333-47540, filed with the Securities and Exchange Commission on December 15, 2000.

                          SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              ENCORE ACQUISITION COMPANY

Date  12/21/00               By: /s/ I. Jon Brumley
                                I. Jon Brumley
                                Chairman, President and
                                Chief Executive Officer